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                                 Exhibit 23.0
                   Consent of Lockridge, Constant and Conrad
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        [LETTERHEAD OF LOCKRIDGE, CONSTANT & CONRAD, LLC APPEARS HERE]

Board of Directors
MBLA Financial Corporation
Macon, MO 63552

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-70062 and 33-70064) MBLA Financial Corporation of our report dated August 9, 1999, included in the Form 10-KSB of MBLA Financial Corporation.

LOCKRIDGE, CONSTANT & CONRAD, LLC

/s/Lockridge, Constant, & Conrad, LLC

September 15, 1999
Chillicothe, MO